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                                                                   Exhibit 10.10

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of March, 2000 by and between UNICAPITAL CORPORATION, a Delaware corporation (the "Company"), and ROBERT J. NEW (the "Employee").

                                    RECITALS

         The Company and the Employee are parties to an Employment Agreement dated as of May 20, 1998 (the "Original Agreement"). The Company desires to retain the services of the Employee in the employment of the Company on the terms and subject to the conditions set forth in this Agreement, and the Employee desires to continue to make his services available to the Company on the terms and subject to the conditions set forth in this Agreement. The Company and the Employee are therefore amending and restating the Original Agreement in its entirety by entering into this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, agreements and mutual covenants set forth herein, the parties hereto, intending to be bound legally, hereby agree as follows:

         1. DEFINITIONS. The following terms when used herein, unless the context otherwise requires, shall be defined as follows:

                  1.1 "Cause" shall have the meaning set forth in Section 5.1 hereof.

                  1.2 "Company" shall mean UniCapital Corporation, a Delaware corporation.

                  1.3 "Competing Business" shall have the meaning set forth in
                      Section 6.1 hereof.

                  1.4 "Confidential Information" shall have the meaning set
                      forth in Section 9.1 hereof.

                  1.5 "Term" shall have the meaning set forth in Section 3
                      hereof.

         2. EMPLOYMENT

                  2.1 General. The Company hereby agrees to employ the Employee as Chairman and Chief Executive Officer during the Term of this Agreement on the terms and subject to the conditions contained in this Agreement, and the Employee hereby agrees to accept such employment on the terms and subject to the conditions contained in this Agreement.

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                  2.2 Duties of Employee. During the Term of this Agreement, the
Employee shall diligently perform all duties and responsibilities as may be assigned to him by the Company's Board of Directors and shall exercise such power and authority as may from time to time be delegated to him thereby. The Employee shall devote his full business time and attention to the business and affairs of the Company as necessary to perform his duties and responsibilities hereunder, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

         3. TERM. Subject to the provisions of Section 5 of this Agreement, the Company shall employ the Employee for a term commencing on the date first written above (the "Effective Date"), and expiring on February 28, 2002.

         4. COMPENSATION.

                  4.1 Salary. The Employee shall receive an annual salary of Six Hundred and Fifty Thousand Dollars ($650,000) during the Term of this Agreement, and such salary shall be payable in installments consistent with the Company's normal payroll schedule but not less than monthly.

                  4.2 Incentive Bonus. During the Term, the Employee shall be eligible to receive an incentive bonus up to the amount, based upon the criteria, and payable at such times as are, specified in Exhibit A attached hereto. The amount, manner of payment, and form of consideration, if any, shall be determined by the Board of Directors or the Compensation Committee thereof, in its sole and absolute discretion, and such determination shall be binding and final. To the extent that such bonus is to be determined in light of financial performance during a specified fiscal period and this Agreement commences on a date after the start of such fiscal period, any bonus payable in respect of such fiscal period's results may be prorated. In addition, if the period of the Employee's employment hereunder expires before the end of a fiscal period, and if the Employee is eligible to receive a bonus at such time (such eligibility being subject to the restrictions set forth in Section 5 below), any bonus payable in respect of such fiscal period's results may be prorated.

                  4.3 Benefits. During the Term of this Agreement, the Employee shall be entitled to participate in all plans adopted for the general benefit of the Company's employees, such as stock option plans, 401(k) plans, pension plans, profit sharing plans, medical plans, group or other insurance plans and benefits, to the extent that the Employee is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time. For each calendar year during the Term of this Agreement, the Employee shall be entitled to not less than four weeks of paid vacation, prorated for any period of employment of less than an entire year.

                  4.4 Withholding. Notwithstanding any provision in this Agreement to the contrary, all payments required to be made by the Company hereunder to the Employee in connection with the Employee's employment hereunder shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for the payment of taxes, provided

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that the Company is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

                  4.5 Reimbursement of Expenses. The Company agrees to reimburse the Employee for all reasonable business expenses (including, without limitation, reasonable travel and entertainment expenses) incurred by the Employee in the discharge of his duties hereunder, subject to the Company's reimbursement policies in effect from time to time. The Employee agrees to maintain reasonable records of his business expenses in such form and detail as the Company may request and to make such records available to the Company as and when requested.

         5. TERMINATION

                  5.1 Termination for Cause. Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated by the Company for "Cause" at any time during the Term hereof, and such termination shall be effective immediately upon ten (10) days' written notice to the Employee. For purposes of this Agreement, "Cause" for the termination of the Employee's employment hereunder shall be deemed to exist if, in the reasonable judgment of the Company's Board of Directors: (a) the Employee commits fraud, theft or embezzlement against the Company; (b) the Employee commits a felony or a crime involving moral turpitude; (c) the Employee compromises trade secrets or other proprietary information of the Company; (d) the Employee breaches any non-competition or non-solicitation agreement with the Company or any subsidiary or affiliate thereof; (e) the Employee breaches any of the terms of this Agreement (other than those referenced in clauses (c) and (d) of this Section 5.1) and fails to cure such breach within 10 days after the receipt of written notice of such breach from the Company; or (f) the Employee engages in gross negligence or willful misconduct that causes harm to the business and operations of the Company or a subsidiary or affiliate thereof. Upon any termination pursuant to this Section 5.1, the Employee shall be entitled to be paid solely the Employee's salary then in effect through the effective date of termination, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee.

                  5.2 Termination by the Company Without Cause. The Company may, in its sole and absolute discretion, terminate the employment of the Employee hereunder, at any time prior to the expiration of the term of this Agreement, without "Cause" (as such term is defined in Section 5.1 above), or otherwise without any cause, reason or justification, provided that the Company provides to the Employee at least sixty (60) days' prior written notice (the "Termination Notice") of such termination. In the event of any such termination by the Company, (a) the Employee's employment with the Company shall cease and terminate on the date specified in the Termination Notice (or, if not date is so specified, on the date which is 60 days following the date of such notice), and
(b) the Employee shall be entitled to receive and be paid solely the Employee's salary then in effect for the shorter of (x) the fifteen-month period following the Employee's termination or (y) the remaining Term of this Agreement, payable over such period at the Company's regular and customary intervals for the payment of salaries as then in effect, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee.

                  5.3 Death of the Employee. In the event that the Employee shall die during the Term of this Agreement, the Employee's employment with the Company shall immediately cease and terminate and the Employee's estate, heirs (at law), devisees, legatees or other proper and

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legally entitled descendants, or the personal representative, executor, administrator or other proper legal representative on behalf of such descendants, shall be entitled to receive and be paid solely the Employee's salary through the date of death, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee.

                  5.4 Disability of the Employee. In the event that the Employee becomes incapacitated during the Term by reason of sickness, accident or other mental or physical disability such that he is substantially unable to performance his duties and responsibilities hereunder for a period of 60 consecutive days, or for shorter or intermittent periods aggregating 90 days during any 12-month period (a "Disability"), the Company thereafter shall have the right, in its sole and absolute discretion, to terminate the Employee's employment under this Agreement by sending written notice of such termination to the Employee or its legal guardian or other proper legal representative and thereupon his employment hereunder shall immediately cease and terminate. In the event of any such termination, the Employee shall be entitled to receive and be paid solely the Employee's salary then in effect through the effective date of termination and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee.

                  5.5 Termination by the Employee. Provided that the Company does not have "Cause" to terminate the Employee pursuant to Section 5.1 above, the Employee may terminate the Employee's employment with the Company hereunder at any time and for any reason. Employee must provide to the Company written notice of such termination not less than 30 days prior to the date such termination is to be effective. Upon any termination pursuant to this Section 5.5, the Employee shall be entitled to be paid solely the Employee's salary then in effect through the effective date of termination, and the Company shall have no further liability or other obligation of any kind whatsoever to the Employee.

         6. AGREEMENT NOT TO COMPETE

                  6.1 As used in this Agreement, "Competing Business" shall mean any business or enterprise which is engaged in (a) the equipment leasing business; or (b) any business, business segment or product line engaged in by the Company on the date of termination of the Employee's employment with the Company (clauses (a) and (b) collectively referred to herein as the "Company's Business").

                  6.2 The Employee agrees that, during the Term of this Agreement and for two years following the termination or expiration of his employment for any reason whatsoever, he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service of or on behalf of others as a shareholder, director, officer, trustee, consultant, independent contractor or employee, engage in, or be employed by, or provide services to, any Competing Business within the State of Florida or in any other state in which the Company or any subsidiary or affiliate thereof is engaged in business or in which of any of their respective products or services are marketed or sold at the time of such termination.

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         7. AGREEMENT NOT TO SOLICIT OR SELL TO CUSTOMERS. The Employee agrees that, during the Term of this Agreement and for two years following the termination or expiration of his employment for any reason whatsoever, he will not without the prior written consent of the Company, either directly or indirectly, call on, solicit, take away, accept as a client, customer or prospective client or customer or attempt to call on, solicit, take away or accept as a client, customer or prospective client or customer, any person that was a client, customer or prospective client or customer of the Company or any of its subsidiaries or affiliates.

         8. AGREEMENT NOT TO SOLICIT OR HIRE EMPLOYEES. The Employee agrees that during the Term of this Agreement and for two years following the termination or expiration of his employment for any reason whatsoever, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire, attempt to solicit, divert or hire or induce or attempt to induce to discontinue employment with the Company or any subsidiary or affiliate thereof, any person employed by the Company or any subsidiary or affiliate thereof, whether or not such employee is a full time employee or a temporary employee of the Company or any subsidiary or affiliate thereof and whether or not such employment is for a determined period or is at will.

         9. OWNERSHIP AND NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL
INFORMATION.

                  9.1 As used in this Agreement, "Confidential Information" shall mean all customer sales and marketing information, customer account records, proprietary receipts and/or processing techniques, information regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information and trade secrets concerning or relating to the business, accounts, customers, employees and affairs of the Company, or any subsidiary or affiliate thereof, obtained by or furnished, disclosed or disseminated to the Employee, or obtained, assembled or compiled by the Employee or under his supervision during the course of his employment by the Company, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Company, but Confidential Information shall not include any of the foregoing to the extent the same is or becomes publicly known through no fault or breach of this Agreement by the Employee.

                  9.2 The Employee acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company. Upon request by the Company, and in any event upon termination of the Employee's employment with the Company for any reason whatsoever, as a prior condition to the Employee's receipt of any final salary or benefit payments hereunder, the Employee shall deliver to the Company all property belonging to the Company or any of its subsidiaries or affiliates, including, without limitation, all Confidential Information (and all embodiments thereof), then in his custody, control or possession, but any forfeiture of such salary or benefit shall not be considered a satisfaction or a release of or liquidated damages for any claim(s) for damages against the Employee which may accrue to the Company, as a result of any breach of this Section 9 by the Employee.

                  9.3 The Employee agrees that he will not, either during the Term of this Agreement or at any time thereafter, without the prior written consent of the Company, use, disclose or make available any Confidential Information to any person or entity, nor shall he use,

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disclose, make available or cause to be used, disclosed or made available, or pen-nit or allow, either on his own behalf or on behalf of others, any use or disclosure of such Confidential Information other than in the proper performance of the Employee's duties hereunder.

         10. INVENTIONS. The Employee shall disclose promptly to the Company any and all conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, that are conceived or made by the Employee, solely or jointly with another, during the Term of this Agreement and that are directly related to the business or activities of the Company and that the Employee conceives as a result of his employment by the Company, regardless of whether or not such ideas, inventions, or improvements qualify as "works for hire." The Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, the Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         11. REASONABLENESS OF RESTRICTIONS. In the event that any provision relating to time period or geographic area of any restriction set forth in Sections 6, 7, 8, 9 or 10 shall be declared by a court of competent jurisdiction to exceed the maximum time period or area of restriction that the court deems reasonable and enforceable, the time period or area of restriction which the court finds to be reasonable and enforceable shall be deemed to become, and thereafter shall be, the maximum time period or geographic area of such restriction.

         12. ENFORCEABILITY. Any provision of Sections 6, 7, 8, 9 or 10 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in Sections 6, 7, 8, 9 or 10 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Sections 6, 7, 8, 9 or 10 of this Agreement by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         14. ASSIGNMENT. The Employee shall not delegate his employment obligations pursuant to this Agreement to any other person.

         15. EMPLOYER'S AUTHORITY. The relationship between the parties hereto is that of employer and employee. The Employee agrees to observe and comply with the rules and regulations of the Company, as adopted by the Company from time to time with respect to the performance of the duties of the Employee. The Employee acknowledges that he has no authority to enter into any contracts or other obligations that are binding upon the Company unless such contracts or obligations are authorized by the Board of Directors of the Company. The Company

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shall have the power to direct, control and supervise the duties to be performed by the Employee, the manner of performing said duties, and the time of performing said duties.

         16. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Florida, excluding the choice of law rules thereof. The Company and the Employee each hereby irrevocably submit to the jurisdiction of the state or federal courts located in Dade County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified in any way, unless by a written instrument signed by both the Company and the Employee.

         18. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or three (3) days after sent by registered or certified United States mail, return receipt requested, postage prepaid, or the next business day following dispatch by a reputable overnight courier service, addressed as follows:

                  (i)      If to the Employee:
                           Robert J. New
                           11414 North Bayshore Drive
                           North Miami, Florida 33181

                  (ii)     If to the Company:
                           UniCapital Corporation
                           10800 Biscayne Boulevard, Suite 800
                           Miami, FL 33161
                           Attention: Martin Kalb

                           with a copy given in the manner prescribed above to:

                           Morgan, Lewis & Bockius LLP
                           One Oxford Centre, Thirty-Second Floor
                           Pittsburgh, PA 15219
                           Attention: David A. Gerson

or to such other addresses as either party hereto may from time to time give notice of to the other party hereto in the aforesaid manner.

         19. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns.

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         20. SEVERABILITY. Except as otherwise provided in Sections 11 and 12, the invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement or any part thereof shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections or subsection or subsections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         21. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the non- prevailing party shall pay all reasonable court costs and attorneys' fees of the other party.

         22. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         23. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representative, legal representative, successors and assigns, any rights or remedies under or by reason of this Agreement.

         24. AMENDMENT; MODIFICATION; WAIVER. No amendment, modification or waiver of the terms of this Agreement shall be valid unless made in writing and duly executed by the Company and the Employee. No delay or failure at any time on the part of the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach or violation.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  UNICAPITAL CORPORATION


                                  By: /s/ MARTIN KALB
                                     -------------------------------------------
                                     Name: MARTIN KALB
                                     Title: Executive Vice President


                                  EMPLOYEE:

                                  /s/ ROBERT J. NEW
                                  ----------------------------------------------
                                  Robert J. New


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                                    EXHIBIT A

         In determining the incentive bonus, if any, payable to the Employee under this Agreement, the Company's Board of Directors or its Compensation Committee will take into account the achievement of criteria specified by the Board or the Compensation Committee relating to growth in the Company's earnings per share from period to period. Any incentive bonus payable to the Employee under this Agreement will not exceed 100% of the Employee's base salary, and will be paid out of a bonus pool determined by the Board of Directors or its Compensation Committee. Any incentive bonus will be payable in the form of cash, stock options, or other non-cash awards, in such proportions, and in such forms, as are determined by the Board of Directors or its Compensation Committee.


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